Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus in Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, No. 033-66242) of AIM Tax-Exempt Funds, and to the incorporation by reference of our reports, dated November 24, 2009 in the Statement of Additional Information, on Municipal Portfolio (one of the portfolios of Morgan Stanley Institutional Fund Trust) included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2009.
Boston, Massachusetts
May 24, 2010